Exhibit (j) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K



INDEPENDENT AUDITORS' CONSENT

To the Trustees and Shareholders of
Fixed Income Securities, Inc.:

We consent to the use in Post-Effective Amendment No. 25 to Registration Statement 33-43472 of Fixed Income Securities, Inc. (comprised of the following portfolios: Federated Limited Term Fund, Federated Limited Term Municipal Fund, and Federated Strategic Income Fund) of our reports dated January 14, 2000 appearing in the Prospectuses, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 27, 2000